                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
aQuantive, Inc.:

We consent to the use of our reports dated March 15, 2005, with respect to the consolidated balance sheets of aQuantive, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations and comprehensive income (loss), shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and all related financial statement schedules, and management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report covering management's assessment of the effectiveness of internal controls over financial reporting and the effectiveness of internal control over financial reporting contains an explanatory paragraph that states that management's assessment of the effectiveness of internal control over financial reporting excluded an evaluation of the internal control over financial reporting of NetConversions, SBI.Razorfish, TechnologyBrokers and MediaBrokers as these companies were acquired during 2004.

KPMG LLP


Seattle, Washington

November 4, 2005